UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 30, 2006

MERITAGE HOMES CORPORATION
(Exact Name of Registrant as Specified in Charter)

Maryland	1-9977	86-0611231
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

17851 N. 85th Street, Suite 300, Scottsdale, Arizona	85255
(Address of Principal Executive Offices)	(Zip Code)

(480) 609-3330
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                                 Entry into a Material Definitive Agreement.

Item 2.03                                                 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 30, 2006, we amended our First Amended and Restated Credit Agreement (the “Credit Agreement”) with Guaranty Bank, as administrative agent and swing line lender, and various other financial institutions to increase our borrowing capacity under the Credit Agreement by $50 million and to make certain other minor changes. The total borrowing capacity of the credit facility is now $850 million. The increase in capacity was made pursuant to an accordion feature contained in the Credit Agreement. In addition, we amended Section 7.09 of the Credit Agreement to clarify certain exceptions to the covenant concerning restrictions on burdensome agreements.

Except as noted above, all other terms and provisions in the Credit Agreement remain unchanged as a result of this amendment.  We intend to use the available proceeds under our credit facility for general corporate purposes.

A copy of the First Amendment and Commitment Increase Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated by reference herein.  A copy of our press release announcing the increase is filed as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.

Item 9.01                Financial Statements and Exhibits.

(d)                                 Exhibits

10.1                           First Amendment and Commitment Increase Agreement, dated June 30, 2006

99.1         Press Release dated July 5, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 5, 2006

MERITAGE HOMES CORPORATION

/s/     Vicki L. Biggs
By:    Vicki L. Biggs
          Controller and Chief Accounting Officer